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                                                                      EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




        We hereby consent to the inclusion in the fourth quarter, 1998 Form 8-K of Appalachian Bancshares, Inc., of our report on the statements of financial condition of First National Bank of Union County as of December 31, 1997 and 1996, and the related statements of income, shareholders' equity, and cash flows for the years then ended.



                                      /s/ SCHAUER, TAYLOR, COX & EDWARDS, P.C.

                                      SCHAUER, TAYLOR, COX & EDWARDS, P.C.


Birmingham, Alabama
December 11, 1998